UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 14, 2009

EROOMSYSTEM TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

NEVADA	000-31037	87-0540713
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1072 Madison Ave., Lakewood, NJ 08701
(Address of principal executive offices)

Registrant's telephone number, including area code: (732) 730-0116

Not Applicable
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations
Item 1.02	Completion of Acquisition or Disposition of Assets

On November 11, 2008, eRoomSystem Technologies, Inc. (the “Company”) entered into an Exclusive License Agreement (the “License”) with Acacia Patent Acquisition LLC (“APAC”), a Delaware limited liability company, pursuant to which the Company granted APAC worldwide exclusive rights to its U.S. Patent No. 4939352, U.S. Patent No. 4883948 and U.S. Patent No. 4857714, and all related patent applications, foreign patents and foreign patent applications (the “Patents”). In consideration for such grant, APAC agreed to pay the Company a continuing royalty of 50% of all amounts received by APAC less costs.

On January 14, 2009, APAC notified the Company that it was terminating the License. There are no fees or penalties as a result of such termination.

Section 9 – Financial Statements and Exhibits
Item 9.01     Financial Statements and Exhibits

Exhibits

10.85	Letter, dated January 13, 2009 to eRoomSystem Technologies, Inc. from Acacia Patent Acquisition LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eRoomSystem Technologies, Inc.
(Registrant)

Date: January 20, 2009

	By:	/s/ David A. Gestetner
	Name:	David A. Gestetner
	Title:	President, Chief Executive Officer, Secretary, and Chairman of the Board
(Principal Executive, Financial, and Accounting Officer)